EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: John J. Haines
Franklin Electric Co., Inc.
260-824-2900

FRANKLIN ELECTRIC
DECLARES PAYMENT OF QUARTERLY CASH DIVIDEND
AND ANNOUNCES AN INCREASE TO ITS STOCK REPURCHASE PROGRAM

Fort Wayne, Indiana, August 3, 2015 - Gregg C. Sengstack, Chairman of the Board and Chief Executive Officer of Franklin Electric Co., Inc. (NASDAQ:FELE), announced that the Board of Directors declared a quarterly cash dividend of $.0975 per share payable August 20, 2015 to shareowners of record on August 10, 2015.

The Company’s Board of Directors also approved a stock repurchase program, authorizing the Company to repurchase up to 3,000,000 shares of outstanding common stock.

The Board of Directors had previously authorized a share repurchase program under which the remaining authorized amount is approximately 535,000 shares. The Company intends to complete the existing repurchase program before repurchasing shares under the new program.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases,  raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2015, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.